EXHIBIT 10.33










                          ALLIANT ENERGY

                            EXCESS PLAN

                           November 2000






























                                                     01/25/01
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                          ALLIANT ENERGY
                            EXCESS PLAN
                            -----------

                             PREAMBLE
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The Alliant Energy Excess Plan (the "Excess Plan") is designed to attract, retain and motivate key executives and employees by
providing competitive retirement benefits.   The Plan compensates
Participants for the loss in benefits payable from the Alliant Energy Cash Balance Pension Plan (the "Qualified Plan") resulting from application of Internal Revenue Code sections 401(a) (17) and 415, and exclusion of amounts deferred under "Key Employee Deferred Compensation Plans" from the compensation used for determining benefits under the Qualified Plan.

The Excess Plan is an unfunded plan for purposes of the Employee Retirement Income Security Act of 1974, as amended; however, nothing herein shall prevent the Company, in its sole discretion, from establishing a trust of the type commonly known as a "rabbi trust" to assist in meeting its obligations under the Plan. It is a nonqualified plan for purposes of Section 401 of the Internal Revenue Code of 1986, as amended.

This plan is effective on August 1, 1998.


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                          ALLIANT ENERGY
                            EXCESS PLAN
                            -----------


                             ARTICLE I
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                            DEFINITIONS
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Whenever used herein with the initial letter capitalized, words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context. All masculine terms shall include the feminine and all singular terms shall include the plural in all cases in which they could thus be applied unless the context clearly indicates the gender or the number.

1.1 "Accrued Normal Retirement Benefit" means the amount of a Participant's Retirement Benefit, determined as of the date of his termination of employment, commencing as soon as administratively practicable following that date, and payable as an annuity in the normal form of payment available to the Participant under the Qualified Plan (or the Actuarial Equivalent of such amount when payable in another form). The amount of the Accrued Normal Retirement Benefit is defined in section 3.1.

1.2 "Actuarial Equivalent" means the procedure for converting a Participant's Accrued Normal Retirement Benefit to a single lump sum or to an optional form of payment, as defined in the Alliant Energy Cash Balance Pension Plan.

1.3 "Administrator" means the Employee Total Compensation Committee, as authorized by the Company to control and manage the operation and administration of this Plan under the definition and applicable provisions set forth in the Alliant Energy Cash Balance Pension Plan.

1.4 "Affiliate" means any entity that meets the definition of "Affiliate" set forth in the Alliant Energy Cash Balance
      Pension Plan.

1.5 "Board" or "Board of Directors" means the Board of Directors of the Company.

1.6 "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

1.7 "Committee" means the Compensation and Personnel Committee of the Board.

1.8 "Company" means Alliant Energy Corporate Services, Inc. and any successor or successors thereto.

1.9 "Compensation" means an employee's wages from a Participating Employer, as defined in the Cash Balance
      Pension Plan, but also including amounts excluded from the Cash Balance Pension Plan's definition of compensation by the operation of Code section 401(a)(17) and due to deferrals under the Key Employee Deferred Compensation Plans.

(1)   For purposes of calculating Average Monthly Compensation
           under the continuing provisions of the IES Pension Plan set forth in Appendix D of the Cash Balance Pension Plan, "Compensation" shall have the same meaning as provided under those provisions, except that any amounts excluded by operation of Code section 401(a)(17) or due to deferrals under the Key Employee Deferred Compensation Plans will be included as "Compensation."

(2)   For purposes of calculating "Average Monthly Compensation"
           under the continuing provisions of the of the Interstate Power Company Retirement Income Plan set forth in Appendix E of the Cash Balance Pension Plan, "Compensation" shall have the same meaning as provided under those provisions, except that any amounts excluded by operation of Code section 401(a)(17) or due to deferrals under the Key Employee Deferred Compensation Plans will be included as "Compensation."

(3)   For purposes of calculating "Pension Wages" under the
           continuing provisions of the Wisconsin Power and Light Company Retirement Plan A set forth in Appendix C of the Cash Balance Pension Plan, "Compensation" shall have the same meaning as provided under those provisions, except that any amounts excluded by operation of Code section 401(a)(17) or due to deferrals under the Key Employee Deferred Compensation Plans will be included as "Compensation."


1.10 "Excess Plan Cash Balance Account" means the notational accounts established for all Participants strictly for purposes of determining benefits under this Excess Plan.

1.11   "Key Employee Deferred Compensation Plans" means the
      Alliant Energy Key Employee Deferred Compensation Plan, the
      Wisconsin Power & Light Company Deferred Compensation Plans, and the IES Utilities Key Employee Deferred Compensation
      Plan.

1.12 "Normal Retirement Age" has the same meaning that appears in the Alliant Energy Cash Balance Pension Plan.

1.13 "Normal Retirement Date" has the same meaning that appears in the Alliant Energy Cash Balance Pension Plan.

1.14 "Participant" means an employee who has been determined by the Participating Employer to be eligible to participate in the Plan in accordance with Article II or who has entered into the Plan, and who has not ceased to have rights to a Retirement Benefit hereunder.

1.15 "Participating Employer" has the same meaning that appears in the Alliant Energy Cash Balance Pension Plan. The term also includes any successor corporation or firm which shall, by written agreement, assume the obligations of this Plan.

1.16 "Plan" means the Alliant Energy Excess Plan, as set forth herein, and as it may be amended from time to time.

1.17  "Plan Effective Date" means August 1, 1998.

1.18 "Plan Year" means August 1 through December 31, 1998, and every calendar year (January 1 through December 31) thereafter.

1.19  "Qualified Plan" means the Alliant Energy Cash Balance
      Pension Plan, which is qualified under Code Section 401(a).

1.20 "Retirement Benefit" means a pension or any other payment or payments payable under the terms of this Plan to a Participant or the Participant's Spouse.

1.21  "Retirement Date" means the date on which a Participant's
      Retirement Benefit commences.

1.22 "Spouse" means an individual who is legally married to a Participant as of the earlier of the date of the Participant's death or the Participant's Retirement Date.

                            ARTICLE II
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                           PARTICIPATION
                           -------------


2.1   Participating Employees.  Each employee: (1) who is a
      ------------------------
      Participant in the Qualified Plan on or after January 1, 1999 and (2) whose benefits or compensation under the Qualified Plan are limited due to the application of Code sections 401(a)(17), 415(b), or 415(e) or due to deferrals under the Key Employee Deferred Compensation Plans. Each Participant's right to benefits under this Plan shall vest in accordance with Article V hereof.

2.2   Cessation of Participation.  A Participant shall cease to be
      ---------------------------
      an active Participant in this Plan and such Participant shall become an inactive Participant as of the date such Participant ceases to be an Employee of a Participating Employer, if they are not vested in accordance with Article V.

                            ARTICLE III
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                 FORM AND AMOUNT OF PLAN BENEFITS
                 --------------------------------


3.1   Accrued Normal Retirement Benefit.  The Accrued Normal
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      Retirement Benefit payable to a Participant shall be a
      single lump sum distribution, payable as soon as administratively practicable after the Participant's date of termination of employment. The Accrued Normal Retirement Benefit shall equal the excess, if any of (a) over (b), where:

(a)   equals the total benefit otherwise payable to a Participant under the terms of the Qualified Plan, but such benefit shall be based on the definition of Compensation that appears in this Excess Plan and without regard to the Code section 415 or the requirements set forth in article 8 of the Qualified Plan, and

(b)   equals the actual benefit payable to the Participant under the Qualified Plan.

3.2   No Duplication between Excess Plan and Supplement Retirement
      -------------------------------------------------------------
      Agreement.  Strictly for purposes of determining the amount,
      -----------
      if any, of benefit payable to an employee in accordance with a Supplemental Retirement Agreement between such employee and the Company, benefits payable to such employee from this Excess Plan will be combined with benefits payable from the Qualified Plan and any other offsets, if any, with the effect that there shall be no duplication of benefits between the Excess Plan and any Supplemental Retirement Agreement.

3.3   Notational Excess Plan Cash Balance Accounts.  Strictly for
      ---------------------------------------------
      purposes of determining benefits under the Excess Plan, notational Excess Plan Cash Balance Accounts shall be established for all Participants. No Company funds or assets shall be used to fund these accounts. Benefit payments will be made from the Company's general assets when due.

3.4   Timing of Payment.  All payments shall begin as soon as
      ------------------
      administratively practical following a Participant's termination of employment with a Participating Employer.

3.5   Normal Form of Retirement Benefit Payment.  A Participant's
      -----------------------------------------
      Accrued Normal Retirement Benefit shall be paid as a lump sum distribution unless the Participant elects one of the Optional Forms of Benefit at least 12 months before the Participant's date of termination of employment.

      Notwithstanding anything to the contrary herein, the Employee Total Compensation Committee, may in its sole discretion, authorize or decline Optional Forms of Benefit where the election of such Optional Form of Benefit is received on or before December 1, 2000.

      Notwithstanding anything to the contrary herein, the Employee Total Compensation Committee, may in its sole discretion, determine that a lump sum payment shall be made in lieu of any small annuity payments.

3.6   Optional Forms of Benefit.   In lieu of the normal form of
      -------------------------
      to receive the Actuarial Equivalent of his benefit under any of the Normal or Optional Forms of Benefit available to the Participant under the Qualified Plan.

3.7   Treatment of Payments Under Other Plans.  Benefits earned by
      ----------------------------------------
      a Participant under this Plan shall not be considered
      "Compensation" as that term is defined in other Alliant
      Energy  Plans.

                            ARTICLE IV
                            ----------

                 DEATH BENEFITS BEFORE RETIREMENT
                 --------------------------------


4.1   Preretirement Death Benefits.  If the Participant dies
      -----------------------------
      before retirement, the Plan provides a Preretirement Death Benefit to his surviving Spouse or designated Beneficiary. This benefit shall be equal to the Actuarial Equivalent present value of the Participant's Excess Plan Cash Balance Account and payable in a single lump sum as soon as administratively feasible following the Participant's death.

4.2   Beneficiary Designation.  A Participant may designate any
      ------------------------
      person or persons, including a trust, as the Beneficiary or Contingent Beneficiary to receive this Preretirement Death Benefit. A beneficiary designation shall be made in a manner approved by the Administrator. The Participant may change or cancel this designation at any time prior to death. If a Participant fails to designate a Beneficiary, the benefits payable on account of the Participant's death shall be paid to the Participant's surviving Spouse, or, if none, to the Participant's estate.

                             ARTICLE V
                             ---------

                              VESTING
                              -------



5.1   Vesting.  A Participant shall vest in his entire Accrued
      --------
      Normal Retirement Benefit according to the vesting provisions set forth in Article 3 of the Qualified Plan.

                            ARTICLE VI
                            ----------

                   PAYMENT OF RETIREMENT BENEFIT
                   -----------------------------


6.1   Survival.  Payment of any Retirement Benefit hereunder which
      ---------
      is contingent upon the survival of the payee shall cease with the last payment due the payee before the payee's death.

6.2   Administrative Powers Relating to Payments.  If a
      -------------------------------------------
      Participant or Spouse is under a legal disability or, by reason of illness or mental or physical disability, is unable, in the opinion of the Committee, to attend properly to such Participant's personal financial matters, the Committee may make such payments in such of the following ways as the Committee shall direct:

(a)   Directly to such Participant or Spouse;
(b)   To the legal representative of such Participant or Spouse; or
(c) To some relative by blood or marriage, or friend, for the benefit of such Participant or Spouse.

      Any payment made pursuant to this section 6.2 shall be in complete discharge of the obligation for such payment under the Plan.

6.3   Restrictions Upon Assignments and Creditors' Claims.  Except
      -----------------------------------------------------
      as otherwise provided in the Plan, no Participant, former Participant or any Spouse, or the estate of any such person, shall have the power to assign, pledge, encumber or transfer any interest in the Plan while the same shall be possession of the Company. Any such attempt at alienation shall be void. No such interest shall be subject to attachment, garnishment, execution, levy or any other legal equitable proceeding or process and any such attempt shall be void.

6.4   Incompetency.  If a person receiving payments under this
      -------------
      Plan is determined mentally to be incompetent by a court of competent jurisdiction, any remaining benefit payments under this Plan will be made to the court-appointed guardian or conservator.

6.5   Claim for Benefits.  To receive benefits, the Participant or
      ------------------
      Beneficiary must file a written claim with the Committee on forms provided by the Committee. The Participant shall be subject to the same application procedures that apply to the
      Alliant Energy Cash Balance Plan.   If a claim for benefits
      is denied, in whole or in part, the claimant will receive a notice that states (1) the specific reason or reasons for the denial; (2) refers to relevant provisions of the Plan documents on which the denial is based; (3) describes and explains the needs for any additional material or information that the claim must supply to validate his claim; and (4) explains the steps that the claimant must take to submit his claim for review.

6.6   Right to Appeal.  If a Participant's request for benefits is
      ----------------
      denied, the Participant has the right to appeal the denial in writing by following the Claim Appeal Procedures outlined in section 11.3 of the Alliant Energy Cash Balance Plan.

                            ARTICLE VII
                            -----------

                        GENERAL PROVISIONS
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7.1   Continuation of the Plan.  The Plan shall be binding upon
      --------------------------
      the Company and any successors or assigns of the Company including any corporation with or into which the Company or its successors or assigns shall consolidate or merge and any transferred of substantially all of the assets of the Company or its successors or assigns.

7.2   Right to Amend, Suspend or Terminate.  The Company reserves
      --------------------------------------
      the right at any time and from time to time to amend, suspend or terminate the Plan by action of its Board of Directors without the consent of any Participant, Spouse, or other persons claiming a right under the Plan. No amendment of the Plan shall reduce the benefits of any Participant below the amount to which such Participant has become vested pursuant to section 5.1 prior to the date of amendment.

7.3   Rights to Benefits and Possible Forfeitures.  No person
      --------------------------------------------
      shall have any right to a benefit under the Plan except as such benefit has accrued to such person in accordance with the terms of the Plan, and such right shall be no greater than the rights of any unsecured general creditors of the Company. Notwithstanding any other provisions of this Plan, if a Participant shall be terminated for cause, all of such Participant's rights to benefits under this Plan shall be forfeited. The Board of Directors shall determine whether a Participant has been terminated for cause. For purposes of this Plan, "cause" includes, but is not limited to (i) embezzlement of company funds; (ii) fraud; and (iii) acts that cause harm to the company or its reputation.

7.4   Titles. The titles of the Articles and sections herein are
      --------
      included for convenience of reference only and shall not be construed as part of this Plan, or have any effect upon the meaning of the provisions hereof.

7.5   Separability.  If any term or provision of this Plan as
      -------------
      presently in effect or as amended from time to time, or the application thereof to any payments or circumstances, shall to any extent be invalid or unenforceable, the remainder of the Plan, and the application of such term or provisions to payments or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term or provision of the Plan shall be valid and enforced to the fullest extent permitted by law.

7.6   Authorized Officers.  Whenever the Company under the terms
      --------------------
      of the Plan is permitted or required to do or to perform any act or matter or thing, it shall be done and performed by any officer duly authorized by the Board of Directors of the Company, provided that the authority to approve Participants shall be bested in the Committee.

7.7   No Contract of Employment.  Nothing herein contained shall
      -------------------------
      be construed to constitute a contract of employment between any Participating Employer and any Employee. The employment records of the Participating Employers and the Company's records shall be final and binding upon all Employees as to liability and participation.

7.8   Data.  It shall be a condition precedent to the payment of
      ------
      all benefits under the Plan that each Participant, former Participant and Spouse must furnish to the Company such documents, evidence or information as the Company considers necessary or desirable for the purpose of administering the Plan, or to protect the Company.

7.9   Applicable Law.  The Plan shall be construed and
      ---------------
      administered in accordance with the laws of Wisconsin to the extent such laws are not preempted by ERISA.